UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 10, 2010

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida (Address of principal executive offices)	33913 (Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

Grant Carlson

Effective as of August 10, 2010, Grant Carlson, age 51, has been appointed to the position of Vice President of Business Development of NeoGenomics, Inc. (the “Company”).  Mr. Carlson previously served, beginning in July 2009, as Vice President of Sales and Marketing for the Company and was a consultant to the Company from December 2008 to July 2009. Please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for additional information regarding Mr. Carlson’s biography.

Mark Smits

On August 10, 2010, Mark Smits, age 52, was appointed to the position of Vice President of Sales and Marketing of the Company.  From October 2008 to August 2010, Mr. Smits was Vice President of Marketing and Business Development for Fisher HealthCare, Inc., a division of Thermo Fisher Scientific, Inc. which is a supplier of analytical instruments, laboratory equipment, software, services, consumables and reagents. Mr. Smits led the sourcing and business development efforts for Fisher HealthCare.  Prior to Fisher HeatlthCare, Mr. Smits spent 25 years with Abbott Diagnostics, which offers instrument systems and tests for hospitals, reference labs, blood banks, physician offices, and clinics, serving in several different roles including, from October 2002 until September 2008, Divisional Vice President, Western United States Commercial Operations, where he led an organization of 250 people to provide sales, service and support to customers.

NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), the Company’s wholly-owned subsidiary, and Mr. Smits are parties to an offer letter dated July 26, 2010 (the “Offer Letter”) with respect to Mr. Smits employment as Vice President of Sales and Marketing. The Offer Letter provides that Mr. Smits’ start date would be on or before August 30, 2010 and that his salary would be $275,000 per year.  Beginning with the fiscal year ending December 31, 2010, Mr. Smits is also eligible to receive an incentive bonus payment which will be targeted at 40% of his base salary based on 100% achievement of goals (the “Base Bonus Target”) agreed to by Mr. Smits and the CEO of NeoGenomics Laboratories and approved by the Board of Directors for such fiscal year and is eligible to be increased up to 150% of the Base Target Bonus in any fiscal year in which he meets certain outsize performance thresholds established by the CEO of the Company and approved by the Board of Directors.  Mr. Smits targeted bonus for FY 2010 will be prorated for the amount of time served in 2010 and is guaranteed to be a minimum of $25,000.  Mr. Smits is also entitled to participate in all medical and other benefits that NeoGenomics Laboratories has established for its employees.  Mr. Smits will also be eligible for up to four (4) weeks of paid time off per year.  Mr. Smits is also to receive an automobile allowance of $700 per month and reimbursement for use of his personal telephone and cell phone at the rate of $250 per month.  If Mr. Smits were terminated without cause during the Term (as such term is used in the Offer Letter) he is eligible to receive his base pay and benefits for a period of six (6) months.

The Offer Letter also provides that Mr. Smits will be granted an option to purchase up to 425,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Bulletin Board on the date prior to Mr. Smits start date.  Mr. Smits will forego all of such option if he resigns within twelve months of his start date. The option has a five year term, subject to continued employment, and 25,000 shares of such option will vest on December 31, 2010 and 50,000 shares will vest on the first, second, third and fourth annual anniversaries of employment.  The remaining shares subject to the option vest as follows:

-	20,000 if his start date is on or before August 30, 2010
-	20,000 if the Company achieves $35.5 million of revenue for FY 2010
-	40,000 if the Company achieves the board-approved budgeted revenue for FY 2011
-	40,000 if the Company achieves the board-approved budgeted revenue for FY 2012
-	40,000 if the Company achieves the board-approved budgeted revenue for FY 2013
-	40,000 if the Company achieves the board-approved budgeted revenue for FY 2014

The Company also provided Mr. Smits with the right to directly purchase up to $100,000 of the Company’s common stock (the “Shares”) during the first seven (7) days of his employment with the Company or such other period as may be mutually agreed upon in writing.  The purchase price per share will be equal to the average closing price (rounded to the nearest penny) of the Company’s common stock for the five (5) trading days prior to the purchase.  The common stock will be restricted, but subject to piggyback registration rights.

The Company also agreed that to the extent the Shares were purchased by Mr. Smits that it would issue a warrant (the “Warrant”) to Mr. Smits to purchase the number of shares purchased by Mr. Smits pursuant to the prior paragraph (the “Warrant Shares”).  The Warrant would have a five (5) year term and an exercise price per share of 125% of the Shares purchased.  The Warrant would vest pursuant to the following schedule:

-	20% of the Warrant Shares will be deemed vested as of the date of the Warrant;

-
20% of the Warrants Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $3.00 per share for 20 consecutive trading days;

-
20% of the Warrants Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $4.00 per share for 20 consecutive trading days;

-
20% of the Warrants Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $5.00 per share for 20 consecutive trading days;

-
20% of the Warrants Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $6.00 per share for 20 consecutive trading days;

The Company and Mr. Smits entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement in connection with the Offer Letter.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.48	Offer Letter between NeoGenomics Laboratories, Inc. and Mark Smits dated July26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Jerome J. Dvonch
Jerome J. Dvonch
Principal Accounting Officer

Date: August 12, 2010

Exhibit Index

Exhibit No.	Description

10.48	Offer Letter between NeoGenomics Laboratories, Inc. and Mark Smits dated July 26, 2010